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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): July 17, 2007

                         VISUAL MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                   333-133936             68-0634458
(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)       Identification Number)

                       1000 INDUSTRIAL WAY NORTH, SUITE C
                          TOMS RIVER, NEW JERSEY 08755
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (732) 281-1355

                            WILDON PRODUCTIONS INC.
                              702-3071 GLEN DRIVE
                          COQUITLAN, BRITISH COLUMBIA
                                 CANADA V3B 7R1
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))


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                                EXPLANATORY NOTE

        This Form 8-K/A amends the Form 8-K filed by Visual Management Systems, Inc. on July 23, 2007 to (i) correct certain information in Item 2.01, (ii) include the Financial Statements of Visual Management Systems Holding, Inc. as and for the years ended December 31, 2006 and 2005 which comprise Exhibit 99.1 to the filing and (ii) refile Exhibit 99.2 to the filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On June 15, 2007, Visual Management Systems, Inc. (f/k/a Wildon Productions Inc.), a Nevada corporation (the "Company"), Visual Management Systems Holding, Inc., a New Jersey corporation ("VMS") and VMS Acquisition Corp., a New Jersey corporation ("Acquisition Corp.") and wholly owned subsidiary of the Company, entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") pursuant to which Acquisition Corp. was merged with and into VMS, with VMS surviving as a wholly owned subsidiary of the Company (the "Merger"). The Company acquired all of the outstanding capital stock of VMS in exchange for issuing shares of the Company's common stock, par value $.001 per share (the "Common Stock") to VMS' shareholders at a ratio of
0.50 shares of Common Stock for each share of VMS stock outstanding at the effective time of the Merger. In connection with the Merger, the Company changed its corporate name to Visual Management Systems, Inc.

        Contemporaneous with the closing of the Merger (the "Closing"), the Company sold to subscribers 481 units (the "Units") pursuant to a Confidential Private Placement Memorandum dated March 30, 2007 (the "Memorandum"), with each Unit consisting of one (1) share of Series A Convertible Preferred Stock (the "Series A Preferred Stock") and a warrant ("Warrant") to purchase 1,000 shares of Common Stock (the "Private Placement") at an exercise price of $3.50 per share. Each share of Series A Preferred Stock has a $2,500 liquidation preference and is convertible into shares of Common Stock at a conversion price of $2.50 per share, subject to adjustment to protect against dilution under certain circumstances. The Company may sell up to an aggregate of 3,000 Units pursuant to the Private Placement.

        Upon the closing of the Merger, VMS became a wholly owned subsidiary of the Company. The former stockholders of VMS will own approximately 51.8% to 77.2% of the issued and outstanding Common Stock of the Company depending upon the number of Units purchased in the Private Placement and assuming the conversion of all of the Series A Preferred Stock sold in the Private Placement.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        OVERVIEW. On July 17, 2007, the Merger described in Item 1.01 was completed. In connection with the Merger, the Company completed an initial closing of the Private Placement of 481 Units to accredited investors. Prior to the Merger, the Company effected a 1-for-7 reverse split of its Common Stock (the "Reverse Stock Split").

        The Company received gross proceeds from the initial closing of the Private Placement of $1,202,500 (the "Initial Closing"). Immediately following the Merger and the Initial Closing, certain stockholders of the Company forfeited and delivered to treasury 476,429 shares (after giving effect to the Reverse Stock Split) of Common Stock.

        After the Initial Closing and after giving effect to the Reverse Stock Split, the Company had outstanding 6,819,105 shares of Common Stock, 481 shares of Series A Preferred Stock and Warrants to purchase 481,000 shares of Common Stock issued in connection with the Private Placement. After giving effect to the Merger, the Private Placement, the Reverse Stock Split and

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the surrender of 476,429 shares of Common Stock, 3,455,852 shares of Common
Stock constitutes the Company's current "public float." As a result of the Merger and the surrender of shares of Common Stock described above, VMS' former stockholders became the majority stockholders of the Company.

        LOCK-UP AGREEMENTS. All shares of Common Stock issued in the Merger to the former holders of VMS Common Stock, except up to 100,000 shares held by certain shareholders, will be "restricted" and the holders of such shares (the "Lock-Up Shares") have executed lock-up agreements with the Company which provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred except with the consent of the Company or as follows:

        o no Lock-up Shares may be sold for a period of 18 months following the final closing of the Offering

        o beginning on the later of (i) 18 months following the final closing of the Offering and (ii) 90 days after the effective date (the "Effective Date") of the Resale Registration Statement described below, and at three-month intervals thereafter, former VMS shareholders will be permitted to sell 12.5% of their original number of Lock-Up Shares each three-month period, subject to the Company's Common Stock having a minimum 30 day average trading price of $5.00 per share or greater.

        o Beginning at the later of (i) 18 months after the final closing of the Offering and (ii) 90 days after the Effective Date, and at three-month intervals thereafter, if the 30-day average trading price (immediately preceding the sale) of the Common Stock is below $5.00 per share, each of the former VMS shareholders who is not a director or officer of the Company and was not at the time of the Merger an affiliate or related party of any such officer or director (collectively, the "Insider Group"), will be permitted to sell up to 12.5% of their original number of Lock-Up Shares each three-month period.

        o At 24 months after the final closing of the Offering and at three-month periods thereafter, all former VMS shareholders will each be permitted to sell up to 12.5% of their original number of Lock-Up Shares each three-month period, irrespective of the price.

        o All lock-up agreements will expire 36 months after the completion of the Merger.

        REGISTRATION STATEMENT. The Company has agreed to use its best efforts to file a shelf registration statement (the "Resale Registration Statement") with the SEC covering the resale of all shares issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants issued in connection with the Private Placement on or before the date which is sixty (60) days after the date of the final closing of the Private Placement. The Company is obligated to maintain the effectiveness of the Resale Registration Statement from the Effective Date through and until forty-eight (48) months after the Effective Date. In the event the Resale Registration Statement is not filed with the SEC on or prior to the date which is sixty (60) days

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after the date of the final closing of the Private Placement or declared effective within 120 days after the date of the final closing of the Private Placement, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be increased, subject to the limit described below, by two percent (2%) for each month (or portion thereof) that the Resale Registration Statement is not so filed or effective.

        The Company is required to use its best efforts to respond to any SEC comments to the Resale Registration Statement on or prior to the date which is twenty (20) business days from the date such comments are received. In the event that the Company fails to respond to such comments within twenty (20) business days, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be increased, subject to the limit described below, by two percent (2%) for each month (or portion thereof) that a response to the comments to such shelf registration statement has not been submitted to the SEC.

        The aggregate increase in the number of shares issuable upon the conversion of the Series A Preferred Stock by reason of the failure to timely file the Resale Registration Statement, respond to SEC comments or have the Resale Registration Statement declared effective shall in no event exceed twenty percent (20%).

        If, at any time or from time to time after the date of the effectiveness of the Resale Registration Statement, the Company notifies holders of the registered securities in writing of the existence of a potential material event (as defined below), holders of the registered securities may not offer or sell any of the registered securities, engage in any other transaction involving or relating to the registered securities, from the time of the giving of notice with respect to a potential material event until the Company notifies holders of the registered securities that such potential material event either has been disclosed to the public or no longer constitutes a potential material event, but the Company may not issue such a suspension for more than sixty (60) days in the aggregate in any calendar year. "Potential material event" means the possession by the Company of material information regarding a potential transaction not ripe for disclosure in a registration statement, which will be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company.

        CHANGES RESULTING FROM THE MERGER. The Company intends to carry on VMS' business as its sole line of business. VMS is based in Toms River, New Jersey and provides loss prevention management solutions to businesses through the design, sale and installation of digital surveillance systems called "Virtual Managers" that enable clients to proactively manage their businesses with easy data retrieval and live viewing from anywhere in the world. The Company has relocated its principal executive officers to those of VMS at 1000 Industrial Way West, Suite C, Toms River, New Jersey 08755 and its telephone number is
(732) 281-1355.

        A majority of the outstanding shares of the Common Stock agreed, by written consent in lieu of a meeting and without the need to solicit votes, to:

        o       approve the Merger;

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        o       approve the change of the corporate name from Wildon Productions
                Inc. to Visual Management Systems, Inc.;

        o approve the Company's Equity Incentive Plan, which the Company adopted upon the closing of the Merger;

        o approve the one-for-seven Reverse Stock Split which became effective immediately prior to the Merger;

        o approve an Amended and Restated Certificate of Incorporation of the Company which (i) created a class of Preferred Stock, $.001 par value per share, of which 2,300 shares were designated as Series A Preferred Stock, (ii) effected the Reverse Stock Split,
                (iii) effected the change of the Company's corporate name to Visual Management Systems, Inc. and (iv) limits the personal liability of directors and officers of the Company as permitted by Nevada law;

        o take such other action as is necessary or appropriate to consummate the transactions consisting of the Merger, the Private Placement and related transactions.

        The Merger and its related transactions were approved by the Unanimous Written Consent of VMS stockholders by written consent in lieu of a meeting effective June 11, 2007.

DESCRIPTION OF THE COMPANY

        The Company was incorporated in the state of Nevada in March, 2004. From then until the Merger, the Company was an exploration stage company primarily engaged in the acquisition and exploration of mineral properties. Upon the effectiveness of the Merger, the Company succeeded to the business of VMS which will be continued as its sole line of business.

DESCRIPTION OF VISUAL MANAGEMENT SYSTEMS HOLDING, INC.

                                    BUSINESS

        Unless otherwise indicated or the context otherwise requires, all references below to "VMS" or the "Company" mean VMS and Wildon Productions Inc. on a combined basis after the Merger.

OVERVIEW

        VMS, a corporation based in Toms River, New Jersey, provides loss prevention management solutions to businesses through the design, sale and installation of digital surveillance systems called "Virtual Managers" that enable clients to proactively manage their businesses with easy data retrieval and live viewing from anywhere in the world. VMS believes that there is a lucrative and underserved market for loss prevention technology through the use of digital recording and video transmission to remote locations and corporate offices. VMS' products and services include:

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        o       Protective technology solutions and loss prevention surveillance capability through the design and installation of closed circuit television ("CCTV") systems designed to provide safety and security and/or eliminate internal theft and corporate loss;

        o Access control systems which are frequently integrated with CCTV installations and designed to exclude unauthorized personnel from specified and monitor entry and exit activity;

        o Point of sale system interfaces designed to prevent internal theft through video recording of cash register activity.

        Through on-site consultations, VMS provides loss prevention analysis, liability assessments and custom tailored CCTV camera layouts designed by a system design consultant to its prospective customers.

        VMS designs, manufactures, sells, installs, upgrades and services the digital video recording devices ("DVRs") used in its surveillance systems. In addition, VMS sells its DVRs to outside dealers. VMS currently manufacturers and sells several lines of its "Virtual Manager" DVR products, imports and resells DVRs and camera products from other manufacturers and has additional product lines under development through its Research and Development staff and under alliance and joint venture agreements with third parties.

        VMS currently conducts its operations through two subsidiary entities, Visual Management Systems, LLC, which provides VMS's protective technology solutions and remote management surveillance systems, and Visual Management Systems PDG, LLC ("PDG"), which designs, manufactures and sells its DVRs.

VIDEO SURVEILLANCE SYSTEMS

        VMS's primary business is the design, sale and installation of CCTV surveillance systems. Through on-site consultations, VMS provides loss prevention analyses, liability assessments and custom-tailored CCTV camera layouts designed by professional system consultants to prospective customers. VMS surveillance systems enable clients to manage their business through data retrieval and view their businesses live from anywhere in the world. The primary components used by VMS in its video surveillance systems include:

        o DIGITAL VIDEO RECORDERS: VMS' DVR product line is comprised of custom configurations of surveillance hardware and software systems based on the capture and compression technology of Inet.Secuvic, Inc., a Korean company. Each of the DVRs included in VMS' "Virtual Manager" product line can manage between 4 and 64 cameras and offer individually addressable recording schedules and frame rates. The DVR is the heart of VMS' video surveillance systems.

        o SURVEILLANCE CAMERAS: VMS uses only high-resolution, low-light cameras in its video surveillance systems. There are numerous camera options available to customers, and camera selections are typically made on-site by the customer with

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                the assistance of a Loss Prevention Consultant or a System
                Design Specialist provided by VMS who creates and sells a "shot-layout" to ensure that the customer is satisfied with each camera shot. Cameras frequently used in VMS' systems include:

                o SMOKED OR MIRRORED DOME CAMERAS which present an image of "high-end" security and provide deterrence against common forms of small business fraud, such as shoplifting, vandalism, credit card and ID fraud and employee theft. These cameras are popular due to the wide variety of potential configurations and applications and their "stealth" properties.

                o BULLET CAMERAS, which are small, discrete and reliable. Bullet cameras have few moving parts, thereby limiting preventive maintenance to occasional cleaning. They are environmentally sealed for indoor and outdoor service.

                o COVERT SPECIALTY CAMERAS, which are cameras concealed within other apparatuses, such as radios, clocks, exit signs and smoke detectors. These cameras permit a business owner to monitor a location without the knowledge of those present at the location

                o BOX CAMERAS are the most widely recognized CCTV cameras and are the best choice for many applications. They offer great flexibility in resolution, light requirements and local length. A 24-volt AC current typically powers box cameras, which gives them the ability to carry images over greater distances than other cameras. As a result, they are often used for perimeter protection in smaller, self-contained 12-volt cameras.

        VMS' video surveillance systems also include monitors, power supplies, battery backup power, wire and connectors. VMS is a value-added reseller for several product lines, including the IDS Tech-Eye and Sony, Panasonic and General Electric platforms.

DIGITAL VIDEO RECORDERS

        Through PDG, VMS manufactures its line of "Virtual Manager" DVRs, which are custom configurations of surveillance hardware and software systems based on the capture and compression technology of Inet.Secuvic, Inc., a Korean company. PDG currently manufactures several types of DVRs as part of its "Virtual Manager" product line. Each of its DVRs is a Microsoft Windows(R) PC based product, and the product line ranges from four channel systems to enterprise grade, unlimited source systems that can be expanded into virtually unlimited network based , engineered systems.

        Since their introduction in 1995, DVRs have been overtaking time-lapsed VCRs as the primary recording mechanism in commercial surveillance.

        DVR systems have historically been available as software systems or hardware systems. Software based DVRs are simply software programs which run on personal computers. They are

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cost effective and operate on readily available, easily serviced PC-platform computers; however, image quality often suffers and digital video recording places a significant strain on a computers resources. This strain cause premature failure of primary computer components and can cause other parts of the computer to function slowly or cease functioning. Software DVRs are generally not suitable for business class security applications.

        "Firmware" or "solid state" systems are also computer based but are essentially multiplexers with hard disk drives built in for recording. Generally, these hardware based DVRs are built for the sole purpose of providing video surveillance and are effective; however, hardware based systems generally have two significant short-comings: inflexibility and service. Generally, there is little or no room for modifying or expanding the system. As for serviceability, hardware based systems, like a stereo or television set, have no user serviceable parts. For repair, the equipment must be returned to the manufacturer. Inasmuch as a significant amount of DVR manufacturing takes place in Asia, repairs frequently result in several weeks of "down-time" for users.

        Given the relative strengths and weaknesses of software based and hardware based DVRs, VMS believes that the best choice for consumers is a DVR which incorporates both types of technologies. VMS uses hardware-based video capture cards in its "Virtual Manager" DVR which process the video and remove the heat and strain from the computer's motherboard. The hardware based video capture card resides in a software driven PC environment. The result is a dedicated security computer. The use of removable hard disk drives for storage flexibility and components that are readily available, inexpensive and easy to service provides a PC-based security system that can grow with a business.

        PDG builds its DVRs for VMS and dealers to very specific standards. Each DVR is built from tested, proven components and is driven by Microsoft Windows(R) software and is customized to perform optimally based on a system designed by a VMS Loss Prevention Specialist. All of its custom-built DVRs offer record-on-motion capabilities as well as continuous, alarm-triggered or combination settings. Data is easy to retrieve by date and time and can be reviewed at user-controlled speeds and in one, four, nine or sixteen camera formats.

        Standard features of the VMS' Virtual Manager DVRs include:

                o       Live remote viewing

                o       Motion and frames per camera are addressable per camera

                o       Access to recorded data by date and hour

                o       Alarm notification by e-mail, phone or IP-alert

                o       All functions are username and pass word protected

                o       Video motion sensor and buiit-in motion detector mode

                o       Uninterrupted recording

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                o       Access control.

        Other features made available by VMS include

                o       High resolution digital color cameras per system design

                o       Flat panel LCD monitors for on-site viewing

                o       Unlimited Access RMS software licenses

                o       Extended warranty on parts and labor

        Remote Management Software used with DVRs offers the ability to view a location live from anywhere, at any time via telephone lines or high-speed internet access. In addition to selling DVRs as part of systems designed and installed by VMS, PDG sells its DVRs through twelve unaffiliated dealers. During the fiscal year ended December 31, 2006, dealer sales represented approximately 10% of VMS' revenues.

SALES AND MARKETING

        VMS markets and sells its video surveillance and other security systems through a dedicated sales force currently comprised of approximately sixteen sales representatives. Its DVRs are also sold through independent dealers. VMS plans to expand both its employee sales force and dealer network in 2007 and 2008.

        VMS uses various methods to market and sell its products and services, including direct sales efforts, personal consultations, sponsorships, attendance at exhibitions and trade shows, advertisements in industry journals, public relations and direct mail solicitation. Business is also obtained through competitive bid processes and referrals. VMS has a "Referral Alliance Program in place pursuant to which it offers clients a "finder's fee" for each client they refer to VMS that has a Virtual Manager installed. The referring client has the choice of $250, one-month lease payment rebate, or an additional camera installation.

        VMS' pricing strategies are based upon an estimate of labor hours multiplied by standard rates and the estimated cost of system components, including subcontractors, plus a profit margin.

SERVICE

        A strong service and maintenance capability is an important element in maintaining good customer relations and low attrition, and is an important revenue generating activity for VMS. VMS offers one and three year service contracts as well as extensions and takeover programs. Parts are typically covered by warranty for a period at least as long as the warranty provided by the manufacturers. Service is provided by VMS staff or subcontracted through partner companies such as PDG dealers or structured cabling companies such as Speedwire, Inc.

        In addition to providing revenue and gross profit to VMS, service contracts allow VMS sales personnel to generate new revenue streams.

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SUPPLIERS

        VMS acquires the components for its video surveillance systems and DVRs through various suppliers, including Windy City Wire, Northern Video, American Dynamics, B-Tron and others. VMS chooses not to align itself with any one supplier so that it can recommend the best solutions for its customers. Substantially all of the components used by VMS are readily available from multiple sources.

PROPERTIES

        VMS' corporate headquarters are located in Toms River, New Jersey under a lease for approximately 4,500 square feet of office space expiring in September, 2009. VMS also maintains a 3,200 square foot communications and training facility in Toms River, New Jersey under a lease which expires in April 2010. VMS maintains the 3,700 square foot PDG assembly and technical facility in Dayton, Ohio under a lease expiring in September 2008 and approximately 2,000 square feet of office space in Nesconsset, New York under a lease expiring at the end of 2008. VMS operates a sales office in Richmond, Virginia under a month to month lease for 100 square feet.

        VMS believes that is facilities are adequate and suitable for its current operations. To the extent that other space is required, VMS believes that such space is readily available.

MARKET

        VMS believes that the multi-billion market for video surveillance systems and other protective technologies is growing rapidly due to a number of factors, including:

        o many existing security and surveillance systems are becoming technologically obsolete and inadequate;

        o insurance providers and governing bodies began mandating surveillance in certain environments and situations;

        o since the tragic events of September 11, 2001, security is among the highest concerns of Americans at home and work;

        o widespread coverage of kidnappings, robberies and other crimes appear daily on television, in newspapers and in all types of news media;

        o technological advancements provide the opportunity to increase the scope and efficacy of many routine security tasks.

        According to the Automated Imaging Association, J.P. Freeman Co., Inc., a marketing and research firm, has forecast the size of the overall video surveillance market to be $3 billion in 2007.

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        VMS believes that the market for video surveillance systems is highly fragmented among a small number of larger providers and a broad array of small companies. VMS believes that the mid-size business market is underserved and plans to exploit opportunities in this sector.

COMPETITION

        The security industry is highly competitive. VMS competes on a local, regional and national level with a small number of major firms and many smaller companies. VMS competes primarily on the quality and design of its products. Certain of VMS' competitors have greater name recognition and financial resources than VMS. VMS may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services offered by VMS. VMS believes that competition is based primarily on the ability to deliver solutions that meet a client's requirements and, to a lesser extent, on price. VMS' competitors include Vector Security, American Sentry Guard., ADT Security Services, Ltd. (a division of Tyco International) and Sonitrol, Inc. There can be no assurance that VMS will be able to compete successfully in the future against existing or potential competitors.

RESEARCH AND DEVELOPMENT

        Research and development are ongoing processes at VMS. VMS continuously attempts to develop new product lines, learn different disciplines and integrate products and programs into its offerings to add new value for its customers.

        Through PDG, VMS experiments with new hardware and software technologies regularly. It samples systems to integrate with its existing products as well as new stand-alone technologies. VMS' newest DVR ventures include fully integrated POS translators that are software based, immersive-moving video integration, mobile DVRs for law enforcement and fleet vehicle use and hybrid DVRs that can use traditional, hardwired camera inputs as well as IP-based camera solutions. VMS believes that it is breaking new ground with remote communication and actuator systems that allow central monitoring stations to become useful, effective profit generators.

        VMS' near-term future plans include the development of a central video monitoring service and any associated support contracts. With the implementation and use of the products and services VMS provides there are multitude of supporting services available for sale. These include, but are not limited to virtual guard tours, mystery shoppers, loss prevention observation reporting, risk management and mitigation, facilities insurance programs, two-way access patrols, video alarm verification, off-hours facility monitoring, etc.

        To further its research and development efforts, VMS is actively seeking companies, technologies and patents it can acquire and adopt to strengthen its offerings and complete its product suites. Acquisition efforts are focused on installation capacity, product lines, software development and copyrighted or patented technology that can have an immediate impact on revenues and profit growth.

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CUSTOMERS

        VMS has a wide range of customers. They include small, medium and large-sized businesses, residences, office buildings, manufacturing, warehousing and other classes of commercial operations. VMS customers are individuals, private and public companies and government entities. VMS typically classifies customers as corporations, individuals or government.

CORPORATE CLIENTS

        VMS serves several corporate clients. Corporate clients are departmentalized and usually represent much larger contracts based on a large number of smaller jobs, or a single or a few larger facilities. VMS receives a majority of its revenues from medium sized corporate clients.

        As this middle level client is the core for the VMS business model, VMS continues to enhance marketing programs in this sector. VMS offers incentives for referrals to other businesses in the group and plans to remain innovative as it proceeds. VMS' corporate clients include:

        o El Rancho Foods (Taco Bell franchisee with VMS systems installed at 80+ locations)

        o       NAPA (retail automotive parts)

        o       Briad Group (TGI Friday restaurants)

        o       Apple American (Applebee's restaurants)

        o       Penn State University

        o       Best Western Hotels

        o       Clearview Cinemas

        o       Hollywood Tans

        o       FISCA (New York/New Jersey Cashiers Trade Association)

INDIVIDUALS

        VMS services many types of "individual" customers. Some individuals request residential service, but most own a single location or a small business. To date, VMS has experienced limited demand for its systems in residential applications.

        VMS believes that successful development of the embedded systems being developed by VMS will allow for VMS to further penetrate this market. Investigation of the viability of a residential line is underway as well.

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GOVERNMENT

        Until recently, VMS had not aggressively marketed its products and services to government agencies. New Homeland Security initiatives (DHS) and aggressive payment programs based on discounts for early payment have made the government a more attractive customer. Successful bids include school districts in new Jersey and Delaware, municipal projects for police departments in New Jersey and several DHS projects in the New York/New Jersey Waterfront Security District.

        VMS has completed work in various government office spaces. It presently obtains less than 10% of its business from government work.

        Because there are grants, mandates and numerous other moratoriums on the subject, VMS plans to launch an enterprise sales group to ensure its affiliation with the government and prime contractors. VMS believes that this is an area that offers tremendous revenue potential for VMS and its subsidiaries

EMPLOYEES

        As of June 30, 2007, VMS had approximately 72 full-time employees and nine part-time employees. VMS believe that its relationship with these employees is satisfactory and it has not suffered any labor problems since its inception.

LEGAL PROCEEDINGS

        Neither the Company nor VMS is currently a party to any pending or threatened litigation.

CAUTIONARY STATEMENTS

VMS HAS A LIMITED OPERATING HISTORY, WHICH LIMITS THE INFORMATION AVAILABLE TO YOU TO EVALUATE ITS BUSINESS, AND ONLY RECENTLY BECAME PROFITABLE.

        VMS began its operations in June 2003 and VMS PDG in January 2005. VMS incurred net losses of approximately $1,926,614 and $477,346 during the years ended December 31, 2006 and 2005, respectively, and $835,805 during the three months ended March 31, 2007. The losses were attributable, in part, to an expansion of VMS' installation capacity to handle projected increases in revenues and sales in 2007 and non-cash charges attributable to conversions of debt to equity. There is limited operating and financial information to evaluate VMS' historical performance and the Company's future prospects. Following the closing of the Merger, VMS and the Company together face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that the Company will succeed in addressing any or all of these risks or that it will achieve future profitability, and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results.

A GENERAL ECONOMIC DOWNTURN COULD RESULT IN CUSTOMERS NOT PURCHASING VMS' SERVICES.

        Any decline in the general economy or concern about an imminent decline could delay decisions by prospective customers to make initial evaluations of, or investments in, VMS' and products. Any reduction of or delays in expenditures would harm VMS' business.

VMS' FUTURE GROWTH WILL BE HARMED IF IT IS UNSUCCESSFUL IN DEVELOPING AND MAINTAINING GOOD RELATIONSHIPS WITH MANUFACTURERS AND SUPPLIERS.

        VMS relies on third party manufacturers and suppliers for certain components of its products and systems. Risks associated with our dependence upon third party manufacturing relationships include: (i) reduced control over delivery schedules; (ii) lack of quality assurance; (iii) poor manufacturing yields and high costs; (iv) potential lack of adequate capacity during periods of excess demand; and (v) potential misappropriation of VMS' intellectual property.

        VMS does not know if it will be able to maintain third party manufacturing and supply contracts on favorable terms, if at all, or that its current or future third party manufacturers and suppliers will meet its requirements for quality, quantity or timeliness. VMS' failure to identify, establish, expand and maintain good relationships with quality marketing and distribution entities would have a material and adverse effect on its business.

VMS' OPERATING RESULTS WILL BE HARMED IF IT IS UNABLE TO MANAGE AND SUSTAIN ITS GROWTH.

        VMS' success will depend on the expansion of its operations and the effective management of growth, which will place a significant strain on its management, operations and financial resources. To achieve its plan, VMS must hire and train additional marketing, sales, finance, planning, administrative and management personnel, and buy additional equipment, facilities, information technology and other infrastructure. VMS must also continue to develop its management, operational and financial systems, procedures and controls. VMS does not know if it will be able to expand its business rapidly enough or adequately manage this growth. If VMS does not accurately predict demand for its services, it may have too much or too little delivery capacity. If VMS overestimates demand, it may incur fixed production expenses that are excessive, which would have a material and adverse effect on the Company's operating results.

VMS' FUTURE GROWTH IS LARGELY DEPENDENT UPON ITS ABILITY TO DEVELOP NEW TECHNOLOGIES THAT ACHIEVE MARKET ACCEPTANCE WITH ACCEPTABLE MARGINS.

        VMS's future growth rate depends upon a number of factors, including its ability to: identify emerging technological trends in VMS's target end-markets; develop and maintain competitive products; enhance existing products by adding innovative features that differentiate VMS's products from those of its competitors; and develop, manufacture and bring products to market quickly and cost-effectively. VMS's ability to develop new products based on technological innovation can affect VMS's competitive position and requires the investment of significant resources. These development efforts divert resources from other potential investments in VMS's businesses, and they may not lead to the development of new technologies or products on a timely basis or that meet the needs of VMS's customers as fully as competitive offerings. In addition, the markets for VMS's products may not develop or grow as management anticipates. The failure of VMS's technologies or products to gain market acceptance or their obsolescence due to more attractive offerings by competitors could significantly reduce VMS's revenues and adversely affect VMS's business, operations and financial results.

VMS FACES INTENSE COMPETITION FROM OTHER PROVIDERS OF SIMILAR SERVICES.

        VMS faces intense competition in the markets in which it operates. Companies competing with VMS may introduce products that are competitively priced, that have increased performance or functionality or that incorporate technological advances not yet developed or implemented by VMS. Certain present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than those of VMS.

        In order to compete effectively in this environment, VMS must continually develop and market new and enhanced products at competitive prices and must have the resources available to invest in significant research and development activities. The failure to do so could have a material adverse effect on our business operations and financial results.

THE MARKET VALUE OF THE COMPANY'S COMMON STOCK MAY BE ADVERSELY AFFECTED IF VMS IS NOT ABLE TO FUND ITS EXPANSION FROM THE NET PROCEEDS OF THE PRIVATE PLACEMENT

        If VMS is unable to raise in the Private Placement, or generate on its own, the necessary funds for the further development and growth of its business, it may be required to seek additional capital. In addition, if the Company's plans or assumptions with respect to VMS' business change or prove to be inaccurate, the Company may be required to use part or all of the net proceeds of the Private Placement to fund such expenses and/or seek additional capital. This will depend on a number of factors, including, but not limited to: (i) VMS' ability to successfully market its products and services; (ii) the growth and size of the security industry; (iii) the market acceptance of VMS' products and services; and (iv) the Company's ability to manage and sustain the growth of VMS' business. If the Company needs to raise additional capital, it may not be available on acceptable terms, or at all. The Company's failure to obtain required capital would have a material adverse effect on VMS' business. If the Company issues additional equity securities in the future, you could experience dilution or a reduction in priority of your Company securities.

CHANGES IN LEGISLATION OR GOVERNMENTAL REGULATIONS OR POLICIES CAN HAVE A SIGNIFICANT IMPACT ON VMS' FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

        VMS operates in regulated industries. Its operations are subject to regulation by a number of federal agencies with respect to safety of operations and equipment and financial responsibility. Intrastate operations in the United States are subject to regulation by state regulatory authorities. VMS and its employees are subject to various U.S. federal, state and local laws and regulations, including many related to consumer protection. Most states in which VMS operates have licensing laws covering the monitored security services industry. VMS' business relies heavily upon wireline telephone service to communicate signals, and wireline telephone companies are regulated by both the federal and state governments. Changes in laws or regulations could require VMS to change the way it operates, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of VMS' operating permits and licenses. If laws and regulations changed or VMS failed to comply, our financial condition, results of operations and cash flows could be materially and adversely affected.

VMS COULD FACE PRODUCT LIABILITY CLAIMS RELATING TO PRODUCTS IT MANUFACTURES OR INSTALLS. THESE CLAIMS COULD RESULT IN SIGNIFICANT COSTS AND LIABILITIES AND REDUCE OUR PROFITABILITY.

        VMS faces exposure to product liability claims in the event that any of its products results in personal injury or property damage. In the event that any of VMS' products prove to be defective, VMS may be required to recall or redesign such products, which could result in significant unexpected costs. Any insurance VMS maintains may not be available on terms acceptable to it or such coverage may not be adequate for liabilities actually incurred. Any claim or product recall could result in adverse publicity against us, which could adversely affect VMS' financial condition, results of operations and cash flows.

THE FAILURE OF VMS'S SYSTEMS COULD RESULT IN A MATERIAL ADVERSE EFFECT.

        VMS operations are dependent upon its ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, hurricanes, power losses, war, terrorist acts, telecommunications failures and similar natural or manmade events. The occurrence of a natural disaster, intentional or unintentional human error or actions, or other unanticipated problem could cause interruptions in the services provided by VMS. Any damage or failure that causes interruptions in the service provided by VMS could have a material adverse effect on VMS's business, operating results and financial condition.

IF VMS DOES NOT PROTECT ITS PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS AGAINST INFRINGEMENT OR MISAPPROPRIATION AND DEFEND AGAINST THIRD PARTIES ASSERTIONS THAT IT HAS INFRINGED ON THEIR INTELLECTUAL PROPERTY RIGHTS, VMS MAY LOSE ITS COMPETITIVE ADVANTAGE, WHICH COULD IMPAIR ITS ABILITY TO GROW ITS REVENUES.

        VMS does not have patent protection with respect to any of its products or systems. As a result, other parties may attempt to copy aspects of its systems or to obtain or use information that is proprietary. The scope of any intellectual property rights that VMS has is uncertain and is not sufficient to prevent infringement claims against it or claims that it has violated the intellectual property rights of third parties. While VMS know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and VMS has not made an exhaustive search of all patent filings. If any of its proprietary rights are misappropriated or VMS is forced to defend its intellectual property rights, it will have to incur substantial costs. It may not have the financial resources to prosecute any infringement claims that it may have or defend against any infringement claims that are brought against it, or choose to defend such claims. Even if it does, defending or prosecuting its intellectual property rights will divert valuable working capital and management's attention from business and operational issues.

IF VMS IS UNABLE TO RETAIN KEY PERSONNEL IT WILL HAVE AN ADVERSE EFFECT ON ITS BUSINESS.

        VMS' operations have been and will continue be dependent on the efforts of Mr. Jason Gonzalez, its Chief Executive Officer, Howard Herman, its Chief Financial Officer, Caroline

Gonzalez, its Chief Information officer, and Kevin Sangirardi, its Chief Operating Officer. The commercialization of VMS' products and the development of improvements to its products and systems, as well as the development of new products is dependent on retaining the services of Mr. Gonzalez, Mr. Sangirardi and certain technical personnel who were involved in the development of VMS's products and services. The loss of key management, the inability to secure or retain such key legacy personnel with unique knowledge of VMS' products and services and the technology and programming employed as part of its products and services, the failure to transfer knowledge from legacy personnel to current personnel, or an inability to attract and retain sufficient numbers of other qualified management personnel would adversely delay and affect VMS' business, products and services and could have a material adverse effect on its business, operating results and financial condition.

VMS DOES NOT MAINTAIN "KEY MAN" LIFE INSURANCE POLICIES ON ITS KEY PERSONNEL.

        VMS does not have "key man" life insurance policies for Mr.Gonzalez or any other member of its management team. Even if VMS were to obtain "key man" insurance for any of such individuals, of which there can be no assurance, the amount of such policies may not be sufficient to cover losses experienced by it as a result of the loss of any member of its management team. Each of Mr. Gonzalez, Mr. Herman, Ms. Gonzalez, Mr Sangirardi and Jonathan Bergman, VMS' Vice President-Marketing and Sales, is a party to an employment agreement with VMS. See "Management - Executive Officer Employment Agreements."

VMS' BUSINESS MAY SUBJECT IT TO RISKS RELATED TO NATIONWIDE OR INTERNATIONAL OPERATIONS.

        If VMS offers its products and services on a national, or even international, basis, distribution would be subject to a variety of associated risks, any of which could seriously harm itsr business, financial condition and results of operations.

These risks include:

        o       greater difficulty in collecting accounts receivable;

        o satisfying import or export licensing and product certification requirements;

        o taxes, tariffs, duties, price controls or other restrictions on out-of-state companies, foreign currencies or trade barriers imposed by states or foreign countries;

        o potential adverse tax consequences, including restrictions on repatriation of earnings;

        o       fluctuations in currency exchange rates;

        o seasonal reductions in business activity in some parts of the country or the world;

        o unexpected changes in local, state, federal or international regulatory requirements;

        o burdens of complying with a wide variety of state and foreign laws;

        o difficulties and costs of staffing and managing national and foreign operations;

        o different regulatory and political climates and/or political instability;

        o the impact of economic recessions in and outside of the United States; and

        o limited ability to enforce agreements, intellectual property and other rights in foreign territories.

THERE HAS BEEN NO ACTIVE PUBLIC MARKET FOR THE COMPANY'S SECURITIES, AND PROSPECTIVE INVESTORS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE OFFERING PRICE, IF AT ALL.

        There has been no active public market for the Company Common Stock. An active public market for the Company's Common Stock may not develop or be in the future. The offering price in the Private Placement is not indicative of future market prices.

        The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company's control, such as product liability claims or other litigation; the announcement of new products or product enhancements by the Company or its competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in the Company's competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in the Company's industry; and general market conditions and other factors, including factors unrelated to the Company's own operating performance.

        Additional risks are associated with becoming public through a "public shell company" or "reverse public offering." For example, security analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company's Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Company in the future.

THE COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

        The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of the Common Stock may drop below $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently quoted on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A SIGNIFICANT NUMBER OF THE SHARES OF THE COMPANY COMMON STOCK ARE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF THE COMPANY COMMON STOCK.

        Sales of a significant number of shares of the Common Stock in the public market following this Offering could harm the market price of the Common Stock. As additional shares of the Common Stock become available for resale in the public market pursuant to the registration of the Common Stock underlying the Series A Preferred Stock, the Warrants and Placement Agent Warrants, as well as the Placement Agent Shares, the supply of the Common Stock will increase, which could decrease its price. The Company will issue a minimum of 1.1 million shares of Common Stock in the Private Placement, including the shares of Common Stock into which the shares of Series A Preferred Stock are convertible, plus shares into which the Warrants and Placement Agent Warrants are exercisable. Additionally, the Company issued shares of Common Stock in connection with the Merger. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any amount of the restricted shares may be sold by a non-affiliate after they have been held two years.

THE COMPANY'S OFFICERS AND DIRECTORS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF OTHER SHAREHOLDERS.

        The Company's officers and directors will control in excess of at least 54% of its voting securities following the closing of the Offering. If these stockholders act together, they will be able to exert significant control over the Company's management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all the Company's stockholders.

THE OFFERING PRICE OF THE SERIES A PREFERRED STOCK AND WARRANTS WERE NOT DETERMINED BY TRADITIONAL CRITERIA OF VALUE.

        The offering price of the shares of Series A Preferred Stock and the exercise price of the Warrants issued and issuable in the Private Placement were arbitrarily established and were not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON THE STOCK PRICE.

        The Company currently intends to retain its future earnings to support operations and to finance expansion and, therefore, does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

        This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company's control. The Company's actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

        o       adverse economic conditions,
        o inability to raise sufficient additional capital to operate VMS' business,
        o unexpected costs, lower than expected sales and revenues, and operating defects,
        o       adverse results of any legal proceedings,
        o the volatility of VMS' operating results and financial condition,
        o inability to attract or retain qualified senior management personnel, including sales and marketing, and technical personnel, and
        o       other specific risks that may be referred to in this Report.

        All statements, other than statements of historical facts, included in this Report regarding the Company's strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. The Company undertakes no obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company's actual results to differ materially from its expectations under "Cautionary Statements" and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

        Information regarding market and industry statistics contained in this Memorandum is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        On July 17, 2007, the Company acquired all of the outstanding capital stock of VMS in connection with the Merger of a wholly owned subsidiary of the Company with and into VMS, and the former stockholders of VMS were issued 5,218,000 shares of common stock of the Company. In connection with the Merger, the Company changed its name to Visual Management Systems, Inc. Simultaneously with the closing of the Merger, the Company completed the initial closing of the Private Placement with gross proceeds of $1,202,500 and net proceeds to the Company, after deduction of offering expenses and commissions paid at the Initial Closing, of $1,000,000. Pursuant to the terms of the Private Placement, the Company may sell an additional $6,297,500 of Units, plus an additional $750,000 of Units if the over-allotment option granted to the Placement Agent is exercised.

        As the Company has ceased its prior operations and will operate VMS as its sole line of business, the following discussion and analysis is of the financial condition and results of operations for the year ended December 31, 2006 and 2005 of VMS. The following discussion and analysis should be read in conjunction with the financial statements, including footnotes, and other information presented in this report Form 8-K. An analysis of the Company's financial condition and the results of operations for the fiscal year ended December 31, 2006 was reported on Form 10-KSB/A which was filed with the Securities and Exchange Commission on May 18, 2007 and is incorporated herein by reference.

        VMS, a New Jersey based corporation, provides loss prevention management solutions to businesses through the design, sale and installation of digital surveillance systems called "Virtual Managers" that enable clients to proactively manage their business with easy data retrieval and live viewing from anywhere in the world.

RESULTS OF OPERATIONS FOR THE QUARTERS ENDED MARCH 31, 2007 AND 2006

        GROSS REVENUES. Revenues increased 38.0% to $ 1,779,179 for the quarter ended March 31, 2007 from $1,289,498 for the quarter ended March 31, 2006 primarily as a result of an expansion of VMS' customer base which was due, in part, to an increase in its sales force. Net Revenues increased by 29.4% to $1,546,887 when compared to $1,195,590 for the similar period of. 2006.

        GROSS MARGIN. Gross margin increased by $254,713 to $816,640 for the quarter ended March 31, 2007 compared to $561,927 for the quarter ended March 31, 2006, primarily as a result of increased revenues. Gross margin as a percentage of revenues increased to 52.8% in 2007 compared to 47.0% in 2006 due to gains in productivity and leverging increased purchasing power to decrease purchasing costs.

        OPERATING EXPENSES. Operating expenses increased 180% from $581,403 for the quarter ended March 31, 2006 to $1,626,310 for the quarter ended March 31, 2007 as a result of the building of infrastructure to support projected sales volume increases, increased back office support staff and facilities needed to accommodate increased installations and revenues as well as the increased costs associated with the planned reverse merger.

        INTEREST EXPENSE. Interest expense associated with borrowings used to finance investments in infrastructure, for the first quarter ended March 31, 2007, is not a material expense as a result of having taken advantage of seasonal offerings of below prime rates and capital initiatives to minimize interest expense.

        NET LOSS. As a result of the factors described above, VMS incurred a net loss of $835,805 for the quarter ended March 31, 2007 compared to a net loss of $95,508 for the quarter ended March 31, 2006.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

        REVENUES. Revenues increased 88.2% to $4,495,778 for the year ended December 31, 2006 from $2,389,860 for the year ended December 31, 2005 primarily as a result of an expansion of VMS' customer base which was due, in part, to an increase in its sales force.

        GROSS MARGIN. Gross margin increased to $2,086,313 for the fiscal year ended December 31, 2006 compared to $1,185,481 for the year ended December 31, 2005 primarily as a result of increased revenues. Gross margin as a percentage of revenues decreased to 46.4% in 2006 compared to 49.6% in 2005 due to additional investment in manpower and ancillaries needed to support projected revenue increases in 2007.

        OPERATING EXPENSES. Operating expenses increased 134% from $1,576,366 for the year ended December 31, 2005 to $3,689,171 in the year ended December 31, 2006 as a result of the building of installation infrastructure to support projected sales volume increases as well as increased back office support staff and facilities needed to accommodate increased installations and revenues.

        DEBT CONVERSION EXPENSE. VMS recognized $264,990 of debt conversion expense during the year ended December 31, 2006 compared to $58,890 for the year ended December 31, 2005 as a result of a greater amount of debt converted in 2006 compared to 2005 and an increased valuation of VMS.

        INTEREST EXPENSE. Interest expense increased 97.3% to $60,075 for the year ended December 31, 2006 compared to $30,447 for the fiscal year ended December 31, 2005 as a result of increased interest rates and increased borrowings used to finance investments in infrastructure.

        NET LOSS. As a result of the factors described above, VMS incurred a net loss of $1,926,614 for the year ended December 31, 2006 compared to a net loss of $477,346 for the year ended December 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

        GENERAL. Expansion of VMS' operations requires expenditures for marketing and personnel costs. VMS believes that the proceeds of the private placement, funds currently on hand, funds provided by operations and borrowing availability will be sufficient to meet its needs for working capital for at least the next 12 months.

        CASH FLOWS FROM OPERATING ACTIVITIES. Net cash used by operating activities was $685,925 and $211,213 in the three months ended March 31, 2007 and 2006, respectively. Increases in inventory were $281,468 during the three months ended March 31, 2007 compared to $12,995 in the comparable period of the prior year. Net cash used in operating activities was $234,894 and $229,077 in the years ended December 31, 2006 and 2005, respectively. Increases in inventory represented $125,946 and $58,601 of the cash used in operating activities in 2006 and 2005, respectively.

        CASH FLOWS FROM INVESTING ACTIVITIES. Net cash used in investing activities was $12,177 for the three months ended March 31, 2007 compared to $11,030 for the three months ended March 31, 2006. Purchases of property and equipment represented $12,177 in the three months ended March 31, 2007 and $11,030 plus a $4,953 security deposit during the comparable period of 2006. Net cash used in investing activities was $45,758 in the year ended December 31, 2006 and $72,443 in the year ended December 31, 2005. Of these amounts, purchases of property equipment represented $22,374 and $66,822 in 2006 and 2005, respectively. The balance in both years represented security deposits.

        CASH FLOWS FROM FINANCING ACTIVITIES. Net cash provided by investing activities was $810,592 during the three months ended March 31, 2007 which reflected $715,350 from sales of common stock. Net cash provided by financing activities in the comparable period of 2006 was $262,268, which reflected $83,658 of borrowings. Net cash provided by financing activities was $270,713 and $273,362 during the years ended December 31, 2006 and 2005, respectively. Proceeds from the sale of convertible notes generated $325,000 of cash proceeds in 2006 and $50,000 in 2005, and borrowings under VMS' line of credit represented $50,000 and $194,662, respectively, of the cash provided by financing activities in those years.

        COMMITMENTS AND CONTINGENCIES. VMS is a party to a $50,000 term loan agreement with JPMorgan Chase Bank, N.A. which provides for interest at a rate of 8.61% per annum and which is payable in equal monthly installments through October 2013. As of December 31, 2006, $50,000 was outstanding under the loan agreement.

        As of March 31, 2007, VMS had outstanding $116,661 of borrowings under a loan agreement with Commerce Bank which provides for borrowing availability of up to $250,000 and is guaranteed by the U.S. Small Business Administration. Advances under the loan agreement bear interest at a rate of 7.23% per annum and are secured by substantially all of VMS assets.

        VMS had $300,112 of auto loans outstanding as of March 31, 2007. These loans, which bear interest at rates ranging from 3.9% to 8.69%, mature at various dates through November 2012.

        VMS enters into operating leases in the ordinary course of business for office and warehouse space and equipment. The outstanding leases are not material in terms of cash flow or total future minimum payments.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information regarding the members of the Company's Board of Directors and its executive officers following the Closing. The directors listed below will serve until the next annual meeting of the Company's stockholders.

            NAME            AGE         POSITION
            ----            ---         --------
        Jason Gonzalez       35  President, Chief Executive Office and Director

        Michael Ryan         48  Director

        Colonel Jack Jacobs  61  Director

        Kevin Sangirardi     35  Chief Operating Officer

        Howard Herman        55  Chief Financial Officer and Director

        Caroline Gonzalez    32  Vice President Financial Operations

        Jonathan Bergman     48  Vice President Marketing and Sales

        JASON GONZALEZ is the founder of VMS and has been involved in the security industry for five years. Prior to launching VMS, he served as Chief Operating Officer for Infinite Sales, Inc., a wholly owned subsidiary a of Freedom Systems, Inc., a leading distributor of DVRs in the United States. Mr. Jason Gonzalez was at Freedom Systems, Inc. from February 2002 until August 2003. Before his appointment to Chief Operating Officer, Mr. Gonzalez served in various capacities for Freedom Systems, Inc. in sales and sales management. Prior thereto he was employed by Merrill Lynch as a vetting manager in ML Direct technology banking. He also worked for Olde, and William R. Hough & Co. as a registered representative, general and municipal securities principal. Mr Gonzalez graduated from Embry-Riddle Aeronautical University where he earned a BS in Aviation Business Administration. He completed an additional 20 credits in Aeronautical Science and Aerospace Engineering. Mr. Gonzalez is a graduate of the SIA Securities Industry Institute. Mr. Gonzalez and Caroline Gonzalez are husband and wife.

        MICHAEL RYAN has spent over 20 years in the security industry. He owns and operates Fire Code Services, a New Jersey based fire protection systems and services business. Fire Code Services provides fire safety equipment to skyscrapers throughout New York City and New Jersey. Mr. Ryan also owns a successful Jersey City Restaurant, PJ Ryan's, and is a VMS customer through this business.

        COLONEL JACK JACOBS U.S. ARMY (RETIRED), earned the Medal of Honor for exceptional heroism on the battlefields of Vietnam. He also holds three Bronze Stars and two Silver Stars. Colonel Jacobs served on the faculty of the U.S. Military Academy at West Point and the National War College in Washington, D.C. After retirement, he founded and was chief operating officer of Auto Finance Group. He has served as a managing director of Bankers Trust Co. and later co-founded an investment management business for Lehman Brothers. He is a member of the Council on Foreign Relations and is a director of the Medal of Honor Foundation. Colonel Jacobs currently serves as a military analyst for NBC/MSNBC.

        HOWARD HERMAN joined VMS in August 2006 and serves as Chief Financial Officer. From November 2004 through December 2005, he served as Chief Financial Officer of Arcadian Healthcare. Prior thereto, he was the Manager of Finance and Operations for Concord Camera, Inc. Mr. Herman's experience includes mergers and acquisitions, international distribution and manufacturing and SEC reporting. Mr. Herman is a graduate of Fairleigh Dickinson University having earned a BS in Accounting.

        KEVIN SANGIRARDI joined VMS in January 2004. Mr. Sangirardi has over fifteen years of experience in Security Installation and Management. From 1999 until 2004, Mr. Kevin Sangirardi was employed by Freedom Systems, Inc, as Director of Operations. Prior to joining Freedom Systems, Inc., Mr. Sangirardi served in various capacities for Slomins International and World Wide Security Services. Mr. Sangirardi graduated from Delhi University, New York with an A.O.S. in Electrical Engineering. He carries licenses and certifications from NICET and National Alarm Association of America Certificate of Training. He also holds a New York State Burglar and Fire Alarm License, Commonwealth of Virginia Department of Criminal Justice Compliance Agent License, Connecticut L5 Low Voltage Electrical License, Massachusetts Class D Low Voltage Electrical License and a New Jersey Fire and Burglar Alarm License.

        CAROLINE GONZALEZ has been employed by VMS since 2004 and currently serves as Chief Information Officer. In this capacity she manages vendor and key client relationships, assists the CFO in daily financial management, oversees PDG operations and develops training programs. From VMS' inception until August 2006, Ms Gonzalez co-managed VMS' financial operations as controller. Ms. Gonzalez brings franchise operations experience to VMS, having served from 1997 until 2001 as Director of Education and General Manager for two different franchisees of Sylvan Learning Centers where she was responsible for four different centers in multiple states. Mr. Gonzalez also worked in public education from 1997 until 1999 and for the 2001 and 2002 school years. She graduated from the University of Central Florida with a BS in Elementary Education and is the wife of Jason Gonzalez.

        JONATHAN BERGMAN has served as Vice President-Marketing and Sales for VMS since September 2003. From 2001 to August 2003, he served in various capacities for Freedom Systems, Inc, including Loss Prevention Consultant, Area Manager and Regional Manager. From 1996 to 2001, Mr. Bergman served as a General Manager and the Director of Food and Beverage Operations for Inn America Hospitality. Prior thereto he owned and operated Advantage Building Maintenance, a general building services contractor. Mr. Bergman attended NY City Technical College and Florida International University and earned his AS in Business Management and his BS in Hospitality/Business Management.

DIRECTOR COMPENSATION

        Information with respect to compensation paid to the Company's directors during the fiscal year ended February 28, 2007 is set forth in the Company's Report on Form 10-KSB/A filed with the Securities and Exchange Commission on May 18, 2007.

        Jason Gonzalez was the sole director of VMS during the twelve months ended February 28, 2007. VMS did not pay Mr. Gonzalez any compensation for serving as a director during such period.

        The Company intends to compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights during the year ending December 31, 2007.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

        VMS is a party to employment agreements with each of its executive officers. Its agreement with Jason Gonzalez provides for base salary of $180,000 per annum, subject to an increase to (i) $200,000 per annum if VMS' monthly gross sales reach $833,334 for three consecutive months, (ii) $250,000 if VMS's monthly gross sales reach $1,666,667 for three consecutive months, and (iii) $300,000 if VMS's monthly gross sales reach $2,000,000 for three consecutive months. If VMS' annual gross sales reach $25,000,000 or more during any calendar year, Mr. Gonzalez's base salary will be increased to $360,000 per annum and will be subject to annual increases of at least twenty-five percent thereafter or as otherwise determined appropriate by the VMS Board of Directors or the Compensation Committee of the Board. Mr. Gonzalez is entitled to bonus compensation as determined by the VMS Board of Directors. Among other perquisites, Mr. Gonzalez is entitled to a $1,000 per month automobile allowance.

        Mr. Gonzalez is entitled to a $35,000 bonus if VMS' annual net revenues exceeds $1,250,000, an additional $25,000 bonus if annual net revenues exceed $2,500,000, an additional $25,000 bonus if annual net revenues exceed $5,000,000, an additional $50,000 bonus if annual net revenues exceed $7,500,000 (50% of which is payable in cash and 50% of which must be applied to the exercise of options to acquire VMS stock) and an additional $50,000 bonus if annual net revenues exceed $10,000,000 (50% of which is payable in cash and 50% of which must be applied to the exercise of options to acquire VMS stock). Each bonus payment is due within ten business days after the applicable net revenue level is exceeded. Based upon operating results to date, Mr. Gonzalez has earned a $35,000 bonus in 2007, payment of which has been deferred until the closing of the Private Placement. If VMS achieves revenues of $10,000,000 or more in any calendar year, Mr. Gonzalez will be entitled to a total bonus of $185,000 with respect to that year.

        Mr. Gonzalez's employment agreement has a three year term which expires in January 2010 and provides for automatic successive one year renewal terms unless either party provides a notice of termination 60 days prior to the expiration of the agreement. If Mr. Gonzalez is terminated by VMS for "Cause" (as defined in the employment agreement) or if he terminates the agreement without "Cause" (as defined in the agreement ) he will be prohibited from engaging in a competing business with VMS for 12 months following the termination. If Mr. Gonzalez is terminated by VMS without Cause or if he terminates the agreement for Cause, he is entitled to a single cash payment in an amount equal to the greater of ten times his annual salary in the prior year or $3,000,000, plus payment of his pro rated bonus compensation and any accrued and payment for any unused vacation for the year of termination, as well as the cost of COBRA and group life insurance benefits for the 18 month period following termination.

        VMS' employment agreement with Mr. Herman provides for an annual base salary of $150,000, subject to an increase to $165,000 if annual gross sales reach $10,000,000 or more, and $181,500 if annual gross sales reach $20,000,000 or more. If VMS' annual gross sales reach $25,000,000 or more, Mr. Herman's salary will increase to $200,000 per annum and will be subject to annual increases of at least ten percent thereafter or as otherwise determined appropriate by the VMS Board of Directors or the Compensation Committee of the Board. Mr. Herman is entitled to a $25,000 bonus if VMS' annual net revenues exceed $1,250,000, an additional $25,000 bonus if annual net revenues exceed $2,500,000, an additional $25,000 bonus if annual net revenues exceed $5,000,000, an additional $37,500 bonus if annual net revenues exceed $7,500,000 (50% of which is payable in cash and 50% of which must be applied to the exercise of options to acquire VMS stock) and an additional $50,000 bonus if annual net revenues exceed $10,000,000 (50% of which is payable in cash and 50% of which must be applied to the exercise of options to acquire VMS stock). Each bonus payment is due within ten business days after the applicable net revenue level is exceeded. Based upon operating results to date, Mr. Gonzalez has earned a $25,000 bonus in 2007, payment of which has been deferred until the closing of the Private Placement. If VMS achieves revenues of $10,000,000 or more in any calendar year, Mr. Gonzalez will be entitled to a total bonus of $162,500 with respect to that year.

        Mr. Herman's employment agreement has a three year term which expires in January 2010 and and provides for automatic successive one year terms unless either party provides a notice of termination 60 days prior to the expiration of the agreement. The provisions of Mr. Herman's agreement with respect to termination and severance are substantially similar to the provisions of Mr. Gonzalez's agreement, except that Mr. Herman is entitled to severance compensation equal to the greater of $500,000 or three times his prior year's annual salary if he is terminated by VMS without Cause or if he terminates the agreement for Cause.

        The terms of the employment agreement between VMS and Caroline Gonzalez are identical to the terms of the agreement between VMS and Mr. Herman, except that Ms. Gonzalez is entitled to severance compensation equal to the greater of $1,000,000 or five times her prior year's annual salary if she is terminated by VMS without Cause or if she terminates the agreement for Cause.

        VMS' employment agreements with Kevin Sangirardi and Jonathan Bergman have identical terms and provide for an annual base salary of $144,000, subject to an increase to $158,400 if annual gross sales reach $10,000,000 or more, and $172,240 if annual gross sales reach $20,000,000 or more. If VMS' annual gross sales reach $25,000,000 or more, their salary will increase to $195,000 per annum and will be subject to annual increases of at least ten percent thereafter or as otherwise determined appropriate by the VMS Board of Directors or the Compensation Committee of the Board. The bonus compensation payable to Mr. Sangirardi and Mr. Bergman is identical to the bonus payments payable to Mr. Herman under his employment agreement. The terms of the employment agreements between VMS and Mr. Sangirardi and Mr. Bergman with respect to termination and severance compensation are identical to the agreement between VMS and Mr. Gonzalez, except that each of Mr. Sangirardi and Mr. Bergman is entitled to severance compensation equal to the greater of $300,000 or three times his prior year's salary if he is terminated by VMS without Cause or if he terminates the agreement for Cause.

EXECUTIVE COMPENSATION

        Information with respect to compensation paid to the Company's executive officers during the fiscal year ended February 28, 2006 and 2007 is set forth in the Company's Report on Form 10-KSB/A filed with the Securities and Exchange Commission on May 18, 2007.

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to VMS for the years ended December 31, 2006 and 2005 of the Chief Executive Officer and each other executive officer whose total compensation for the year ended December 31, 2006 exceeded $100,000 (the "Named Executive Officers"). No other executive officer's total annual compensation for the year ended December 31, 2006 exceeded $100,000.


                                                     SUMMARY COMPENSATION TABLE

                                                                          NON-EQUITY      NONQUALIFIED
    NAME AND           12                             STOCK    OPTION   INCENTIVE PLAN)     DEFERRED       ALL OTHER
   PRINCIPAL         MONTHS     SALARY     BONUS      AWARDS   AWARDS    COMPENSATION    COMPENSATION    COMPENSATION      TOTAL
   POSITION           ENDED       ($)        ($)       ($)      ($)            ($)        EARNINGS ($)         ($)           ($)
Jason Gonzalez,      2/28/07   $ 80,019    $  ---     $  ---  $   ---        $  ---         $  ---           $  ---        $80,019
President and
Chief Executive      2/28/06     80,921       ---        ---      ---           ---            ---              ---         80,921
Officer

Jonathan Bergman,    2/28/07   $107,940       ---        ---  $ 98,708(1)       ---            ---              ---       $206,648
Vice
President-Marketing  2/28/06    101,946       ---        ---    49,354(1)       ---            ---              ---        151,300
and Sales

Kevin Sangirardi,   2/28/07    $ 88,310       ---        ---    98,708(1)       ---            ---              ---       $187,018
Chief Operating
Officer             2/28/06      88,474       ---        ---    49,354(1)       ---            ---              ---        137,828

Howard Herman,      2/28/07    $ 51,975       ---        ---  $132,550(2)       ---            ---              ---       $184,525
Chief Financial
Officer             2/28/06       ---         ---        ---      ---           ---            ---              ---           ---


(1) On June 22, 2005 each of Mr. Bergman and Mr. Sangirardi was granted an option to purchase 450,000 shares of VMS common stock. Options with respect to 225,000 shares vested on the one year anniversary of the date of grant and options with respect to the remaining 225,000 shares were scheduled to vest on the two year anniversary of the date of grant. The options had a term of ten years and an exercise price of $1.25 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 150%; risk free rate of return of 5%; and expected life of 10 years. The weighted average fair value of these options was $0.44 per share. Each of Mr. Bergman and Mr. Sangirardi was issued options to acquire 225,000 shares of common stock having an exercise price of $2.50 per share in exchange for the options to acquire VMS common stock upon the completion of the Merger.

(2) On July 1, 2006, Mr. Herman was granted an option to purchase 250,000 shares of VMS common stock. Options with respect to 125,000 shares vested on the one year anniversary of the date of grant and options with respect to the remaining 125,000 shares were scheduled to vest on the two year anniversary of the date of grant. The options had a term of ten years and an exercise price of $1.25 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 150%; risk free rate of return of 5%; and expected life of 10 years. The weighted average fair value of these options was $1.59 per share. Mr. Herman was issued options to acquire 125,000 shares of common stock having an exercise price of $2.50 per share in exchange for the options to acquire VMS common stock upon the completion of the Merger.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The Company had no securities authorized for issuance under equity compensation plans as of February 28, 2007.

        After the completion of the Merger, the number of stock options outstanding under the Company's' Equity Incentive Plan, the weighted-average exercise price of outstanding stock options, and the number of securities remaining available for issuance, was as follows:


                                             EQUITY COMPENSATION PLAN TABLE

                                                                                               NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE FOR
                                                                                               FUTURE ISSUANCE UNDER
                                        NUMBER OF SECURITIES TO       WEIGHTED AVERAGE          EQUITY COMPENSATION
                                        BE ISSUED UPON EXERCISE       EXERCISE PRICE OF          PLANS (EXCLUDING
                                        OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,      SECURITIES REFLECTED IN
                                          WARRANTS AND RIGHTS        WARRANTS AND RIGHTS            COLUMN (A))
            PLAN CATEGORY                         (a)                        (b)                       (c)
--------------------------------------- ------------------------- -------------------------- -------------------------
Equity compensation plans approved by         1,226,500 (1)                 $2.50                    1,587,826(2)
security holders

Equity compensation plans not                         -                         -                            -
approved by security holders

TOTAL                                         1,266,500                     $2.50                    1,587,826(2)


----------------------
(1) Represents options issued under the Company's Equity Incentive Plan upon completion of the Merger

(2)     Assumes the sale of $5,000,000 of Units in the Offering

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The Company had no outstanding equity compensation awards as of February 28, 2007.

        The following table provides information about all equity compensation awards held by the Named Executive Officers upon completion of the Merger:


                                        OUTSTANDING EQUITY AWARDS

                                            OPTION AWARDS
         -------------------------------------------------------------------------------

                                                       EQUITY
                                                     INCENTIVE
                                                        PLAN
                                                       AWARDS:
                          NUMBER OF      NUMBER OF    NUMBER OF
                          SECURITIES    SECURITIES    SECURITIES
                          UNDERLYING    UNDERLYING    UNDERLYING
                          UNEXERCISED   UNEXERCISED  UNEXERCISED   OPTION
                            OPTIONS      OPTIONS      UNEARNED    EXERCISE     OPTION
               DATE OF       (#)           (#)        OPTIONS       PRICE     EXPIRATION
    NAME        GRANT    EXERCISABLE  UNEXERCISABLE     (#)          ($)        DATE
---------      -------   -----------  -------------  -----------  --------    ----------
Jason            --          --            --           --         $ --          --
Gonzalez,
President
and Chief
Executive
Officer

Jonathan       7/17/07     225,000(1)      --          --          $2.50       7/17/17
Bergman, Vice
President-Sales
and Marketing

Kevin
Sangirardi,      --        225,000(1)      --          --          $2.50       7/17/17
Chief
Operating
Officer

Howard         7/17/07      62,500(2)    62,500        --          $2.50       7/17/17
Herman,
Chief
Financial


                            OUTSTANDING EQUITY AWARDS

                                STOCK AWARDS
              -----------------------------------------------
                                                     EQUITY
                                                    INCENTIVE
                                         EQUITY        PLAN
                                        INCENTIVE    AWARDS:
                                          PLAN      MARKET OR
                                         AWARDS:      PAYOUT
                                        NUMBER OF    VALUE OF
                            MARKET      UNEARNED     UNEARNED
                NUMBER OF   VALUE OF     SHARES,     SHARES,
                SHARES OR   SHARES OR   UNITS OR     UNITS OR
                UNITS OF    UNITS OF     OTHER        OTHER
               STOCK THAT    STOCK      RIGHTS    RIGHTS THAT
                HAVE NOT   THAT HAVE   THAT HAVE    HAVE NOT
                 VESTED    NOT VESTED  NOT VESTED     VESTED
                  (#)         ($)         (#)          ($)
              ----------   ----------  ---------  -----------
Jason             --         $ --         --          $ --
Gonzalez,
President
and Chief
Executive
Officer

Jonathan          --           --         --            --
Bergman, Vice
President-Sales
and Marketing

Kevin
Sangirardi,       --         $ --         --          $ --
Chief
Operating
Officer

Howard            --           --         --            --
Herman,
Chief
Financial


(1) On June 22, 2005 Mr. Bergman was granted an option to purchase 450,000 shares of VMS common stock. Options with respect to 225,000 shares vested on the one year anniversary of the date of grant and options with respect to the remaining 225,000 shares were scheduled to vest on the two year anniversary of the date of grant. The options had a term of ten years and an exercise price of $1.25 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 150%; risk free rate of return of 5%; and expected life of 10 years. The weighted average fair value of these options was $0.44 per share Mr. Bergman was issued options to acquire 225,000 shares of common stock having an exercise price of $2.50 per share in exchange for the options to acquire VMS common stock upon the completion of the Merger.

(2) On July 1, 2006, Mr. Herman was granted an option to purchase 250,000 shares of VMS common stock. Options with respect to 125,000 shares vested on the one year anniversary of the date of grant and options with respect to the remaining 125,000 shares were scheduled to vest on the two year anniversary of the date of grant. The options had a term of ten years and an exercise price of $1.25 per share. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 150%; risk free rate of return of 5%; and expected life of 10 years. The weighted average fair value of these options was $1.59 per share. Mr. Herman was issued options to acquire 125,000 shares of common stock having an exercise price of $2.50 per share in exchange for the options to acquire VMS common stock upon the completion of the Merger.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by the provisions of the Nevada Revised Statutes, the Company has the power to indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by his in connection with the action, suit or proceeding if (i) he has not breached his fiduciary duties under circumstances involving intentional misconduct, fraud or a knowing violation of law, and (ii) he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was illegal. Termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

        The Company must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

        The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

        The Nevada Revised Statutes also permit a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

        o       a director, officer, employee or agent of the corporation,

        o or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

        Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

        Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling out company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

EQUITY INCENTIVE PLAN

        Effective upon the completion of the Merger, the Company adopted an Equity Incentive Plan. Following is a summary of the material terms of the VMS Equity Incentive Plan.

        The purpose of the plan is to allow employees, directors and consultants of the Company and its subsidiaries to participate in the Company's growth and to generate an increased incentive for these persons to contribute to the Company's future success and prosperity and to focus on its growth. Employees, directors and consultants are all eligible to receive awards under the plan. The plan will be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee is authorized to grant:

        o Incentive stock options within the meaning of Section 422 of the Internal Revenue Code

        o       Nonqualified stock options

        o       Stock appreciation rights

        o       Restricted stock grants

        o       Deferred stock awards

        o Other stock based awards to employees of the Company and its subsidiaries and other persons and entities who, in the opinion of the Board of Directors, are in a position to make a significant contribution to the success of the Company and its subsidiaries.

        Upon the closing of the Merger, the Company issued options to acquire 1,266,500 shares of the Company's Common Stock having an exercise price of $2.50 per share in exchange for outstanding options to acquire VMS Common Stock. The exercise of the options granted by the Company is conditioned upon the Company achieving annual revenues of $5,000,000 or more in a calendar year. Shares representing 20% of the Company's Common Stock on a fully diluted basis after the final closing of the Private Placement will be reserved for issuance under the Company's Equity Incentive Plan.

        The Board of Directors has the power to determine the terms of any awards granted under the Equity Incentive Plan, including the exercise price, the number of shares subject to the award and conditions of exercise. Awards granted under the Equity Incentive Plan are generally not transferable. The exercise price of all incentive stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

        Neither the Company nor VMS entered into any related party transaction during the twelve months ended February 28, 2007 required to be disclosed in accordance with the rules of the Securities and Exchange Commission.

        Each of Jack Ryan, Col. Jack Jacobs qualifies as an independent director under the standards of the American Stock Exchange. Jason Gonzalez and Howard Herman are not considered independent under such standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the number of shares of Common Stock beneficially owned on July 17, 2007, the Closing Date, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group. Except as indicated each of such shareholders maintains a business address at the Company's headquarters at 1000 Industrial Way North, Suite C, Toms River, New Jersey 08755:

                                                                  Percentage of
                                                                     Shares
Name of Benefit Owner                           No. of Shares     Outstanding(1)
---------------------                           --------------    --------------
Jason Gonzalez                                   3,321,474 (2)        49.0%
Caroline Gonzalez                                3,321,474 (3)        41.1
Michael Ryan                                           ---
Colonel Jack Jacobs                                    ---
Jonathan Bergman                                       ---
Kevin Sangirardi                                       ---
Howard Herman                                          ---
Charles Brusco (2)                                 480,000             7.0
Directors and officers as a group (8 persons)    3,321,474            41.1%

-------------------
(1) Assumes no conversion of Series A Preferred Stock.(2) Includes 450,000 shares held by Mr. Gonzalez's wife, Caroline Gonzalez. Mr. Gonzalez disclaims beneficial ownership of these shares. (3) Includes 2,871,474 shares held by Ms. Gonzalez's husband, Jason Gonzalez. Ms. Gonzalez disclaims beneficial ownership of these shares

(2) The address of this shareholder is 405 Green Island Roadm American Canyon, Califonia 94503

                            DESCRIPTION OF SECURITIES

        The total number of shares that the Company is authorized to issue is 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), 2,300 shares of which have been designated as Series A Preferred Stock.

COMMON STOCK

        All shares of Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of the Company's Common Stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

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


PREFERRED STOCK

        The Company's amended certificate of incorporation provides that the board of directors has the flexibility to set new classes, series and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

        Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. The Company has no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a "poison pill."

SERIES A PREFERRED STOCK

        Of the 10,000,000 authorized shares of Preferred Stock, 2,300 shares have been designated as Series A Preferred Stock. The rights, designations and preferences of the Series A Preferred Stock are described below.

        CONVERSION. Holders of Series A Preferred Stock are entitled at any time to convert their shares of Series A Preferred Stock into Common Stock, without any further payment therefor. The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is determined by dividing $2,500 by the Conversion Price, which is initially $2.50. As a result, each share of Series A Preferred Stock is initially convertible into 1,000 shares of Common Stock. Holders of Series A Preferred Stock will be protected against dilution by adjustment of the Conversion Price in certain events, such as stock dividends, stock splits and other similar events. If the Company issues any shares of its Common Stock following the Offering (other than in connection with the exercise of outstanding stock options, warrants or the Placement Agent Warrants or the conversion of outstanding convertible securities) for cash consideration of less than $2.50 per share or if the Company issues options, warrants (other than the Placement Agent Warrants) or securities convertible into shares of Common Stock having an exercise price per share or conversion price per share that is less than $2.50 per share, then the Conversion Price will be adjusted to the price per share at which such new shares of Common Stock are issued or will be issued upon exercise of such options or warrants or conversion of such convertible securities. Neither the issuance nor exercise or conversion of options, warrants or convertible securities issued in connection with acquisitions and strategic alliances will trigger an adjustment of the Conversion Price.

        MERGER. Upon a merger or consolidation of the Company with or into another company, or any transfer, sale or lease by the Company of substantially all of its common stock or assets, the Series A Preferred Stock will be treated as Common Stock for all purposes, including the determination of any assets, property or stock to which holders of the Series A Preferred Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

        VOTING RIGHTS. Holders of Series A Preferred Stock have no voting rights except as required by applicable law.

        LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock will be entitled to receive out of assets of the Company available for distribution to its shareholders, before any distribution is made to holders of its Common Stock (or any other securities ranking junior to the Series A Preferred Stock), liquidating distributions in an amount equal to $2,500 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A Preferred Stock are entitled, holders of the Series A Preferred Stock will receive liquidating distributions pro rata with holders of Common Stock (or any other securities ranking on a parity with or junior to the Series A Preferred Stock to the extent required by the Company's Certificate of Incorporation), based on the number of shares of Common Stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

        REDEMPTION. The Series A Preferred Stock may not be redeemed by the Company at any time.

        DIVIDENDS. Holders of Series A Preferred Stock will not be entitled to receive dividends.

COMMON STOCK

        The holders of Common Stock are entitled to one vote per share. The Company's Certificate of Incorporation does not provide for cumulative voting. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Series A Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of Common Stock are, and the Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and exercise of the Warrants will be, when issued, fully-paid and non-assessable.

WARRANTS

        Each Warrant entitles the holder thereof to purchase 1,000 shares of Common Stock at the exercise price of $3.50 per share from the date of issuance until the fourth anniversary thereof. Other terms of the Warrants are described below.

        REDEMPTION. The Warrants may not be redeemed by the Company at any time.

        TRANSFER, EXCHANGE AND EXERCISE. The Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at the offices of the

Company with the form of "Subscription Form" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

        ADJUSTMENTS. Holders of Warrants will be protected against dilution by adjustment of the exercise price and number of shares issuable upon the exercise of the Warrants in certain events, such as stock dividends, stock splits and other similar events. If the Company issues any shares of its Common Stock following the Offering (other than in connection with the exercise of outstanding stock options, warrants or the Placement Agent Warrants or the conversion of outstanding convertible securities) for cash consideration of less than $3.50 per share, or if the Company issues options, warrants (other than the Placement Agent Warrants) or securities convertible into shares of Common Stock having an exercise price per share or conversion price per share that is less than $3.50 per share, then the exercise price of the warrants will be adjusted to the price per share at which such new shares of Common Stock are issued or will be issued upon exercise of such options or warrants or conversion of such convertible securities. Neither the issuance nor exercise or conversion of options, warrants or convertible securities issued in connection with acquisitions and strategic alliances will trigger an adjustment of the Warrant exercise price. The holder of a Warrant will not possess any rights as a stockholder of the Company unless and until he exercises the Warrant.

        The Warrants do not confer upon holders any voting or any other rights as a shareholder of the Company.

              MARKET PRICE OF THE COMPANY'S COMMON STOCK; DIVIDENDS

        The Company's Common Stock is quoted on the OTC Bulletin Board. There were no reported trades of the Common Stock on the OTC Bulletin Board prior to The Merger. On July 20, 2007, the closing price of the Common Stock was $5.00 per share.

        The Company has not paid any dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

        On July 17, 2007, the Merger was completed and the Company acquired all of the outstanding common stock of VMS in exchange for issuing an aggregate of 5,218,000 shares of the Company's Common Stock to VMS' shareholders.

        Contemporaneous with the closing of the Merger, the Company sold to subscribers 481 Units with each Unit consisting of one (1) share of Series A Preferred Stock and a Warrant to purchase 1,000 shares of Common Stock at an exercise price of $3.50 per share. Each share of Series A Preferred Stock has a $7,500 liquidation preference and is convertible into shares of Common Stock at a conversion price of $2.50 per share, subject to adjustment to protect against dilution under certain circumstances.

        See Item 2.01 - Completion of Acquisition or Disposition of Assets - Description of Securities" for a more complete description of the Series A Preferred Stock and Warrants.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

        On July 18, 2007 certain stockholders of the Company sold to certain purchasers who were not affiliates of the Company, 1,459,805 shares of Common Stock of the Company and agreed to cancellation of 476,429 shares (after giving effect to the Reverse Stock Split) of the Common Stock of the Company, and will retain 4,500 shares of the Common Stock of the Company following consummation of the Merger and the initial closing of the Private Placement.

        At the Effective Time of the Merger, each of Ekaterina Popoff and Vladimer Barinov resigned as directors of the Company and Jason Gonzalez, Michael Ryan, Colonel Jack Jacobs and Howard Herman were appointed to the Board.

        The merger is being accounted for as a "reverse merger," since the former stockholders of VMS own a majority of the outstanding shares of the Company's Common Stock immediately following the Merger. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to the Company's knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of the 5,218,000 shares of Common Stock in connection with the Merger, the surrender of 476,429 shares of Common Stock and the change in the majority of the Company's directors, a change in control occurred on the date of the consummation of the Merger. As of the time immediately following the closing, the Company continued to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended.

        The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        At the Closing Date, the Company's then current directors and officers, Ekaterina Popoff and Vladimir Barinov resigned. See "Item 2.01 - Completion of Acquisition or Disposition of Assets - Management" for information with regard to the individuals who became officers and directors of the Company upon completion of the Merger.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

        On July 20, 2007, the Company changed its fiscal year end from February 28th to December 31st to conform to the fiscal year of VMS.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

        See Item 2.01

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        Financial Statements of Visual Management Systems Holding, Inc., a wholly-owned subsidiary of the registrant are included herewith as Exhibit 99.1 and Exhibit 99.2.



(b)     PRO FORMA FINANCIAL INFORMATION

        Pro Forma Financial Information giving effect to the merger of Visual Management Systems Holding, Inc. and VMS Acquisition Corp. is included herewith as Exhibit 99.3.

(c)      EXHIBITS

Exhibit No. Exhibits
----------- ------------------------------------------------------------------
   2.1 Agreement of Merger and Plan of Reorganization among the Company, VMS Acquisition Corp. and Visual Management Systems
            Holdings, Inc.(1)

   3.1      Amended and Restated Certificate of Incorporation of the Company.(2)

   4.1      Equity Incentive Plan.(2)

   4.2 Form of Warrants to purchase shares of Common Stock at a price of $3.50 per share.(2)

   4.3 Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $2.50 per share.(2)

  10.2 Placement Agent Agreement by and among the Placement Agent named therein, the Company and Visual management Sytems, Holding, Incexecutive officers and certain stockholders.(2)

  10.3 Form of Lock Up Agreement between the Company and executive officers and certain stockholders.(2)

  10.4      Form of Private Placement Subscription Agreement.(2)

  99.1 Financial Statements of Visual Management Systems Holding, Inc. as of and for the years ended December 31, 2006 and 2005 (audited).(3)

  99.2 Financial statements of Visual Management Systems Holding, Inc as of and for the three months ended March 31, 2007 and 2006 (unaudited).(4)

  99.3      Pro Forma Financial Information.(2)

---------------
(1) Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2007

(2) Filed with the Form 8-K being amended by this Form 8-K/A.

(3) Filed herewith.

(4) Refiled herewith.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Visual Management Systems, Inc.
                                           -------------------------------------
                                           (Registrant)



                                       By: /s/ Jason Gonzalez
                                           -------------------------------------
                                           Jason Gonzalez
                                           President and Chief Executive Officer
Dated:  August 8, 2007